EXHIBIT 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

In connection with Annual Report of PharmaCyte Biotech, Inc. and its subsidiaries (“Company”) on Form 10-K for the year ended April 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (“Report”), the undersigned, Kenneth L. Waggoner, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 29, 2015	By:	/s/ Kenneth L. Waggoner
Name: Kenneth L. Waggoner
Title: Chief Executive Officer (Principal Executive Officer and acting Principal Financial and Accounting Officer on behalf of Registrant)

A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request.  This exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the SEC.